EX-16.1



              LETTER FROM RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS


                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                               5 WEST 37TH STREET
                                    9TH FLOOR
                            NEW YORK, NEW YORK 10018




                                                                February 5, 2007

Securities and Exchange Commission
Washington, DC  20549

Re:  The Certo group Corp.
File  No. 002-99080

Dear Sir or Madam:

     We have read Item 4.01 of the Form 8-K of The Certo Group Corp. dated January 23, 2007 and agree with the statements relating only to Russell Bedford Stefanou Mirchandani LLP contained therein.



/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
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RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP